Exhibit 16.1

January 10, 2024

Securities and Exchange Commission

100 F Street, N.E

Washington, DC 20549

Commissioners:

We have read the statements made by Rocky Brands, Inc. in Item 4.01 of its Form 8-K on January 10, 2024 and agree with the statements made concerning our Firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Schneider Downs & Co., Inc.

Certified Public Accountants

KLJ/kar

Ref: 43734-01000-23 2953058